Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John E. Bourgoin, certify, to the best of my knowledge, that based upon a review of the Quarterly Report on Form 10-Q of MIPS Technologies, Inc. for the three months ended March 31, 2003 (the “Form 10-Q”), the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MIPS Technologies, Inc. for the three month period covered by the Form 10-Q.

Date: May 9, 2003	By:	/s/ JOHN E. BOURGOIN
John E. Bourgoin
President and Chief Executive Officer,
MIPS Technologies, Inc.

I, Kevin C. Eichler, certify, to the best of my knowledge, that based upon a review of the Quarterly Report on Form 10-Q of MIPS Technologies, Inc. for the three months ended March 31, 2003 (the”Form 10-Q”), the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MIPS Technologies, Inc. for the three month period covered by the Form 10-Q.

Date: May 9, 2003	By:	/s/ KEVIN C. EICHLER
Kevin C. Eichler
Vice President and Chief Financial Officer,
MIPS Technologies, Inc